Exhibit 16.1

August 22, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 22, 2003 of Richardson Electronics, Ltd. and are in agreement with the statements contained in the second, third and fourth paragraphs of Item 4. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                                                            Very truly yours,

                                                                                            /s/ Ernst & Young LLP

Chicago, Illinois